UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12


                              CARVER BANCORP, INC.
                              --------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                        --------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            ....................................................................
      2)    Aggregate number of securities to which transaction applies:
            ....................................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ....................................................................
      4)    Proposed maximum aggregate value of transaction:
            ....................................................................
      5)    Total fee paid:
            ....................................................................
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ....................................................................
      2)    Form, Schedule or Registration Statement No.:
            ....................................................................
      3)    Filing Party:
            ....................................................................
      4)    Date Filed:
            ....................................................................

                                                                 August 11, 2005

Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Carver Bancorp, Inc. ("Carver"), the holding company for Carver Federal Savings Bank, which will be held on Tuesday, September 13, 2005 at 10:00 a.m., at The Studio Museum in Harlem, 144 West 125th Street (between Lenox and Seventh Avenues), New York, New York (the "Annual Meeting"). We invite you to join members of our management team for refreshments from 9:00 to 9:45 a.m.

         With this letter, we are including the Notice of Annual Meeting of Stockholders, the proxy statement, the proxy card and the 2005 Annual Report. The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Carver, as well as representatives of KPMG LLP, the accounting firm appointed by the Finance and Audit Committee of the Board of Directors to be Carver's independent registered public accounting firm for the fiscal year ending March 31, 2006, will attend the Annual Meeting. In addition, management will report on the operations and activities of Carver, and there will be an opportunity for you to ask questions about Carver's business.

         THE BOARD OF DIRECTORS OF CARVER RECOMMENDS A VOTE "FOR" CARVER'S NOMINEES FOR ELECTION AS DIRECTOR IN PROPOSAL ONE AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2006 IN PROPOSAL TWO.

         You may vote over the Internet or by telephone, as well as by using the traditional proxy card. See the proxy card or page 2 of the attached proxy statement for instructions on these methods of voting.

         The Board of Directors, management and employees of Carver thank you for your ongoing support and continued interest in Carver. We hope that you will join us at the Annual Meeting.

                                    Sincerely yours,


                                    /s/ Deborah C. Wright
                                    ---------------------
                                    Deborah C. Wright
                                    Chairman, President and
                                    Chief Executive Officer



Your vote is important. Please complete, sign and return the enclosed proxy card or vote by Internet or telephone promptly, whether or not you plan to attend the Annual Meeting. By doing so, you may save Carver the expense of additional solicitation.

                              CARVER BANCORP, INC.
                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
               ---------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2005
               ---------------------------------------------------

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Carver Bancorp, Inc. ("Carver") for the fiscal year ended March 31, 2005 will be held on Tuesday, September 13, 2005 at 10:00 a.m. at The Studio Museum in Harlem, 144 West 125th Street (between Lenox and Seventh Avenues), New York, New York (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

         1. To elect three directors, each to serve for a three-year term expiring at the annual meeting of stockholders for the fiscal year ending March 31, 2008 and until their respective successors have been elected and qualified; and

         2. To ratify the appointment of KPMG LLP as independent registered public accounting firm for Carver for the fiscal year ending March 31, 2006.

         If any other matters properly come before the Annual Meeting, including, among other things, a motion to adjourn or postpone the Annual Meeting to another time or place or both for the purpose of soliciting additional proxies or otherwise, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters using their best judgment. As of the date of the proxy statement, Carver's management is not aware of any other such business.

         The Board of Directors has fixed July 26, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of Carver as of the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at Carver Federal Savings Bank, 75 West 125th Street, New York, New York, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

         PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                    By Order of the Board of Directors,


                                    /s/ Roy Swan
                                    ------------
                                    Roy Swan
                                    Senior Vice President and
                                    Corporate Secretary

August 11, 2005

                              CARVER BANCORP, INC.
                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512

                               -------------------
                                 PROXY STATEMENT
                               -------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 13, 2005


                          ============================
                               GENERAL INFORMATION
                          ============================

GENERAL

         This proxy statement and accompanying proxy card are being furnished to stockholders of Carver Bancorp, Inc. in connection with the solicitation of proxies by the Board of Directors of Carver to be used at the annual meeting of stockholders for the fiscal year ended March 31, 2005 ("fiscal 2005") to be held on September 13, 2005 at 10:00 a.m. at The Studio Museum in Harlem, 144 West 125th Street, New York, New York, and at any adjournment or postponement thereof (the "Annual Meeting"). The accompanying Notice of Annual Meeting and proxy card, and this proxy statement, are first being mailed to stockholders on or about August 11, 2005.

         Carver Bancorp, Inc., a Delaware corporation, operates as a savings and loan holding company for Carver Federal Savings Bank. In this proxy statement, we refer to Carver Bancorp, Inc. as "Carver" or the "Company" and Carver Federal Savings Bank as "Carver Federal" or the "Bank."

WHO CAN VOTE

         The Board of Directors of Carver has fixed the close of business on July 26, 2005 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. As of the close of business on July 26, 2005, the outstanding voting stock of Carver consisted of 2,513,027 shares of common stock, par value $.01 per share ("Common Stock" or "Voting Stock"). The holders of record of a majority of the total number of votes eligible to be cast in the election of directors, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

HOW MANY VOTES YOU HAVE

         Each holder of shares of Common Stock outstanding on July 26, 2005 will be entitled to one vote for each share held of record (other than Excess Shares, as defined below) upon each matter properly submitted at the Annual Meeting. As provided in Carver's Certificate of Incorporation, record holders of Voting Stock who beneficially own in excess of 10% of the outstanding shares of Voting Stock ("Excess Shares") shall be entitled to cast only one one-hundredth of one vote per share for each Excess Share.

         A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. Carver's Certificate of Incorporation authorizes the Board of Directors to interpret and apply the provisions of the Certificate of Incorporation and Bylaws governing Excess Shares and to determine on the basis of information known to it after reasonable inquiry of all facts necessary to ascertain compliance with the Certificate of Incorporation, including, without limitation: (1) the number of shares of Voting Stock beneficially owned by any person or purported owner; (2) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner; and (3) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Voting Stock.

HOW YOU CAN VOTE

         If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the three following methods:

                  VOTE BY INTERNET, by going to the web address http://www.proxyvoting.com/cny and following the instructions for Internet voting shown on the enclosed proxy card.

                  VOTE BY PHONE, by dialing 1-800-730-7859 and following the instructions for telephone voting shown on the enclosed proxy card.

                  VOTE BY PROXY CARD, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided.

         If you vote by telephone or Internet, please do not mail your proxy card.

         If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on. For the election of directors, you may (1) vote FOR all the nominees, (2) WITHHOLD your vote from all nominees or (3) WITHHOLD your vote from nominees you designate. See "Proposal One-Election of Directors." For Proposal Two-Ratification of Appointment of Independent Registered Public Accounting Firm, you may vote "FOR", "AGAINST" or "ABSTAIN" from voting.

         IF YOU SEND IN YOUR SIGNED PROXY CARD OR USE INTERNET OR TELEPHONE VOTING, BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE NAMED PROXIES WILL VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTOR ("PROPOSAL ONE") AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CARVER FOR THE FISCAL YEAR ENDING MARCH 31, 2006 ("PROPOSAL TWO").

         If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

VOTES REQUIRED

         PROPOSAL ONE. Directors are elected by a plurality of votes cast in person or by proxy at the Annual Meeting. The three nominees receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected to the Board of Directors. If you "withhold" authority for any nominee, your vote will not count "for" or "against" the nominee, unless you properly submit a new proxy card or vote at the Annual Meeting. You may not vote your shares cumulatively for the election of directors.

         If your shares are held in "street name," your broker may vote your shares without receiving instructions from you. Shares that are not voted by a broker are called "broker non-votes." Shares underlying broker non-votes will have no effect on the election of directors.

         PROPOSAL TWO. The ratification of the appointment of KPMG LLP as Carver's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Voting Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. So, if you "abstain" from voting on this proposal, it has the same effect as if you voted "against" the proposal. Broker non-votes will have no effect on the outcome of this proposal.

REVOCABILITY OF PROXIES

         If you are a stockholder whose shares are registered in your name, you may revoke your grant of a proxy at any time before it is voted by:

         o        filing a written revocation of the proxy with Carver's
                  Secretary;

         o submitting another proper proxy with a more recent date than that of the proxy first given by (1) following the Internet voting instructions, (2) following the telephone voting instructions, or (3) completing, signing, dating and returning a proxy card to the Company; or

         o        attending and voting in person at the Annual Meeting.

         If you are a stockholder whose shares are not registered in your name, you may revoke your proxy by contacting your bank or broker for revocation instructions.

         We are soliciting proxies only for the Annual Meeting. If you grant us a proxy to vote your shares, the proxy will be exercised only at the Annual Meeting.

DISSENTERS' RIGHT OF APPRAISAL

         Pursuant to Delaware corporation law, the actions contemplated to be taken at the Annual Meeting do not create appraisal or dissenters' rights.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Other than for the election of directors, no current or nominated director or executive officer, nor any of their associates, has any direct or indirect interest in any matter to be acted upon at the Annual Meeting.

SOLICITATION OF PROXIES

         This proxy is being solicited by the Board of Directors of Carver. In addition to solicitation by mail, certain directors, officers and employees of Carver may solicit proxies for the Annual Meeting from Carver stockholders personally or by telephone or telegram without additional remuneration for that solicitation. Carver will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

         Carver has retained the proxy solicitation firm of Morrow & Company, Inc. ("Morrow") to assist in the solicitation of proxies. Pursuant to Carver's agreement with Morrow, Morrow will provide various proxy advisory and solicitation services for Carver at an anticipated cost of $5,000 plus reasonable out-of-pocket expenses. Carver will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to Carver stockholders.

                   =========================================
                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                   =========================================


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of May 31, 2005, certain information as to shares of Voting Stock beneficially owned by persons owning in excess of 5% of any class of Carver's outstanding Voting Stock. Carver knows of no person, except as listed below, who beneficially owned more than 5% of any class of the outstanding shares of our Voting Stock as of May 31, 2005. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission ("SEC") and with Carver pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of these tables, of any shares of stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after May 31, 2005. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

                                                         AMOUNT AND
                                                         NATURE OF       PERCENT OF        PERCENT OF
                      NAME AND ADDRESS                   BENEFICIAL        CLASS         COMMON STOCK
 TITLE OF CLASS       OF BENEFICIAL OWNER                OWNERSHIP     OUTSTANDING(1)     OUTSTANDING
Common Stock          Third Avenue Management LLC        218,500(2)         8.69%            8.69%
                      622 Third Avenue, 32nd Floor
                      New York, NY 10017

Common Stock          Koch Asset Management, L.L.C.      210,250(3)         8.37%            8.37%
                      1293 Mason Road
                      Town & Country, MO 63131

Common Stock          RASARA Strategies, Inc.            204,000(4)         8.12%            8.12%
                      160 North State Road
                      Briarcliff Manor, NY 10510

Common Stock          Wellington Management Company LLP  177,400(5)         7.06%            7.06%
                      75 State Street
                      Boston, MA 02109

Common Stock          Deborah C. Wright                  164,954(6)         6.56%            6.56%
                      c/o Carver Federal Savings Bank
                      75 West 125th Street
                      New York, NY 10027


(1)      On May 31, 2005 there were outstanding 2,511,874 shares of Common
         Stock.

(2) Based on an amended Schedule 13G, filed as of February 15, 2005 with the SEC by Third Avenue Management LLC. Third Avenue Value Fund, Inc., an investment company registered under the Investment Company Act of 1940, has the right to receive dividends with respect to, and proceeds from the sale of, such shares. Third Avenue Management LLC has sole voting and dispositive power over such shares.

(3) Based on a Schedule 13G, filed as of February 13, 2004 with the SEC jointly by Koch Asset Management, L.L.C. ("KAM") and Donald Leigh Koch, the sole Managing Member of KAM. KAM is a registered investment adviser which furnishes investment advice to individual clients by exercising trading authority over securities held in accounts on behalf of such clients (collectively, the "Managed Portfolios"). In its role as an investment adviser to its clients, KAM has sole dispositive power over the Managed Portfolios and may be deemed to be the beneficial owner of shares of Common Stock held by such Managed Portfolios, and Mr. Koch may be deemed to have the power to exercise any dispositive power that KAM may have with respect to the Common Stock held by the Managed Portfolios. However, KAM does not have the right to vote or to receive dividends from, or proceeds from the sale of, the Common Stock held in such Managed Portfolios and disclaims any ownership associated with such rights. Mr. Koch, individually, and Mr. Koch and his spouse, jointly, own and hold voting power with respect to Managed Portfolios containing approximately 59,000 shares of Common Stock, or an aggregate of approximately 2.58% of the total number of outstanding shares of Common Stock (the "Koch Shares"). Other than with respect to the Koch Shares, all shares reported in the Schedule 13G have been acquired by KAM, and Mr. Koch disclaims beneficial ownership, voting rights, rights to dividends, or rights to sale proceeds associated with such shares.

(4)      Based on a Schedule 13G, filed as of January 13, 2003.

(5) Based on a Schedule 13F, filed as of March 31, 2005 with the SEC by Wellington Management.

(6) Includes 138,333 vested options to purchase shares of Common Stock. See "-Security Ownership of Management."

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information about the shares of Voting Stock beneficially owned by each nominee, each Continuing Director (as defined herein), each Named Executive Officer identified in the Summary Compensation Table included in this proxy statement, and all directors and executive officers of Carver or Carver Federal, as a group, as of May 31, 2005. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Voting Stock indicated.

                                                  AMOUNT AND NATURE
                                                    OF BENEFICIAL
                                                 OWNERSHIP OF COMMON     PERCENT OF
                                                       STOCK            COMMON STOCK
          NAME                   TITLE                (1) (2)          OUTSTANDING (3)
--------------------------------------------------------------------------------------
Deborah C. Wright (4)     Chairman, President         164,954               6.56%
                          and Chief Executive
                          Officer
Carol Baldwin Moody       Director                      2,624                 *
David L. Hinds            Director                      9,634                 *
Robert Holland, Jr.       Director                     18,547                 *
Pazel G. Jackson, Jr.     Director                      2,413                 *
Edward B. Ruggiero        Director                      8,522                 *
Strauss Zelnick  (5)      Director                     13,675                 *
William Gray              Senior Vice                  14,634                 *
                          President and Chief
                          Financial Officer
James Bason               Senior Vice                   2,888                 *
                          President and Chief
                          Lending Officer
Linda J. Dunn (6)         Senior Vice                   6,260                 *
                          President, General
                          Counsel and
                          Secretary
Margaret Peterson         Senior Vice                  13,751                 *
                          President and Chief
                          Human Resources
                          Officer
All directors and executive                           270,430              10.76%
officers as a group (7)(8)


* Less than 1% of outstanding Common Stock.
(1)      Includes 138,333, 1,000, 3,986, 1,000, 3,485, 400, 6,122, 8,610, 2,216,
         2,094 and 7,287 shares which may be acquired by Ms. Wright, Mr. Hinds, Mr. Holland, Mr. Jackson, Mr. Zelnick, Ms. Baldwin-Moody, Mr. Ruggiero, Mr. Gray, Mr. Bason, Ms. Dunn and Ms. Peterson, respectively, pursuant to options granted under the Option Plan (as defined herein) which such person has the right to acquire within 60 days after May 31, 2005 by the exercise of stock options.

(2)      Excludes 2,501, 400, 400, 1,151, 668, 536 and 525 shares of restricted stock granted to Ms. Wright, Ms. Baldwin Moody, Mr. Ruggiero, Mr. Gray, Mr. Bason, Ms. Dunn and Ms. Peterson, respectively, pursuant to the MRP which have not vested as of May 31, 2005 and with respect to which such individuals have neither voting nor dispositive power.

(3) Percentages with respect to each person or group of persons have been calculated on the basis of 2,511,874 shares of Common Stock, the total number of shares of Common Stock outstanding as of May 31, 2005, plus the number of shares of Common Stock which such person or group has the right to acquire within 60 days after May 31, 2005 by the exercise of stock options.

(4) On June 1, 1999, Ms. Wright was awarded 30,000 options to purchase shares of Common Stock at a price per share of $8.125 under the Option Plan, on June 1, 2000, Ms. Wright was awarded 30,000 options to purchase shares of Common Stock at a price per share of $8.21 under the Option Plan, and, on August 22, 2001, Ms. Wright was awarded 30,000 options to purchase shares of Common Stock at a price per share of $9.93 under the Option Plan, all of which have vested as of the date of this proxy statement. On June 12, 2002, Ms. Wright was awarded options to purchase 30,000 shares of Common Stock at a price per share of $12.06, 10,000 of which vested on each of June 12, 2003 and 2004, and 10,000 of which will vest on June 12, 2005. On June 24, 2003, Ms. Wright was awarded options to purchase 20,000 shares of Common Stock at a price per share of $16.41, 6,666 of which vested on June 24, 2004 and 6,667 of which will vest on each of June 24, 2005 and 2006. On June 24, 2004, Ms. Wright was awarded options to purchase 15,000 shares of Common Stock at a price per share of $19.63, 5,000 of which will vest on June 24, 2005 and 5,000 of which will vest on each of June 24, 2006 and June 24, 2007. On June 24, 2005, Ms. Wright was awarded options to purchase 13,581 shares of Common Stock at a price per share of $17.13, which will vest in equal installments on each of June 24, 2006, 2007 and 2008. On June 1, 1999, Ms. Wright was awarded 7,500 shares of restricted stock under the MRP, all of which have vested as of the date of this proxy statement; on September 18, 2001 Ms. Wright was awarded 1,817 shares of restricted stock under the MRP that immediately vested; on June 12, 2002 Ms. Wright was awarded 2,902 shares of restricted stock under the MRP, 968 of which vested on each of June 12, 2003 and 2004 and 967 of which will vest on June 12, 2005; on June 24, 2003 Ms. Wright was awarded 2,500 shares of restricted stock under the MRP, 833 of which vested on June 24, 2004, and 833 of which will vest on each of June 24, 2005 and 2006; on June 24, 2004 Ms. Wright was awarded 2,500 shares of restricted stock under the MRP, which will vest in equal installments on each of June 24, 2005, 2006 and 2007; and on June 9, 2005 Ms. Wright was awarded 5,432 shares of restricted stock under the MRP, which will vest in equal installments on each of June 24, 2006, 2007 and 2008.

(5)      Shared voting and dispositive power with spouse.

(6) Ms. Dunn resigned her positions as Senior Vice President, General Counsel and Secretary of the Company and the Bank as of July 6, 2005.

(7) Includes 13,703 shares in the aggregate held by the ESOP Trust that have been allocated as of December 31, 2004 to the individual accounts of executive officers under the ESOP and as to which an executive officer has sole voting power for the shares allocated to such person's account, but no dispositive power, except in limited circumstances. Also includes 5,091 unallocated shares held by the ESOP Trust as of January 1, 2005 as to which the Board shares voting and dispositive power. Each member of the Board disclaims beneficial ownership of the shares held in the ESOP Trust.

(8) Includes 152,139 shares that may be acquired by executive officers and directors pursuant to options granted under the Option Plan and 1,015 shares that may be acquired by one director pursuant to options granted under the Compensation Plan for Non-Employee Directors by the exercise of stock options. Excludes the 17,368 unvested shares of restricted stock awarded to the executive officers and directors under the MRP with respect to which such executive officers and directors have neither voting nor dispositive power.

EXECUTIVE OFFICERS AND KEY MANAGERS OF CARVER AND CARVER FEDERAL

         Biographical information for Carver's executive officers and key managers who are not directors is set forth below. Such executive officers and key managers are officers and managers of Carver and Carver Federal.

EXECUTIVE OFFICERS

         WILLIAM GRAY, 50, is Senior Vice President and Chief Financial Officer. He joined Carver in February 2002. Mr. Gray had been employed by Dime Savings Bank since 1992, most recently serving as Vice President/Director of Business Unit Planning and Support in the Corporate Controller's Department where he was responsible for identifying and evaluating strategic initiatives for several businesses. Prior to that, he held positions at Dime Savings Bank, State Savings, F.A. and Richmond Hill Savings Bank. He earned a B.A. in Accounting at Adelphi University.

         JAMES BASON, 50, is Senior Vice President and Chief Lending Officer. He joined Carver in March 2003. Previously Mr. Bason was Vice President and Real Estate Loan Officer at The Bank of New York where he had been employed since 1991 when The Bank of New York acquired Barclays Bank (where he had been employed since 1986). At The Bank of New York he was responsible for developing and maintaining relationships with developers, builders, real estate investors and brokers to provide construction and permanent real estate financing. At Barclays, Mr. Bason began his career in residential lending and eventually became the bank's CRA officer. Mr. Bason earned a B.S. in Business Administration from the State University of New York at Oswego.

         DAVID HARGRAVES, 42, is Senior Vice President and Chief Retail Officer. Mr. Hargraves joined Carver in October 2004. He previously served at Citibank as the Regional Vice President for Community Relations and was responsible for community programs, sponsorships, and community development for 108 branches in Manhattan, Brooklyn, Queens and Staten Island.

         FRANK J. DEATON, 36, is Senior Vice President of Operations. Prior to January 2005 he served as Chief Auditor since May 2001. Previously, Mr. Deaton was Vice President and Risk Review Manager with Key Bank in Cleveland, Ohio where he was responsible for developing the scope and overseeing completion of credit, operational and regulatory compliance audits for a variety of business units. Mr. Deaton had joined Key Bank in 1990.

         MARGARET D. PETERSON, 54, is Senior Vice President and Chief Human Resources Officer. Ms. Peterson joined Carver in November 1999 as Senior Vice President and Chief Administrative Officer from Deutsche Bank where she had served as a Compensation Planning Consultant in Corporate Human Resources. Prior to that, Ms. Peterson was a Vice President and Senior Human Resources Generalist for Citibank Global Asset Management. Ms. Peterson also has 10 years of systems and technology experience from various positions held at JP Morgan and Chase Manhattan Bank. Ms. Peterson earned a B.P.S. degree from Pace University, an M.B.A. from Columbia University as a Citicorp Fellow, and has been designated a Certified Compensation Professional by the American Compensation Association and a Senior Professional in Human Resources by the Human Resource Certification Institute.

         CARMELO FELIX, 56, is Senior Vice President and Chief Auditor. Mr. Felix joined Carver in January 2005. He was previously Deputy General Manager at Korea Exchange Bank's Regional Headquarters for the Americas where he was responsible for the administration of the bank's Internal Audit Department in the Western Hemisphere. Mr. Felix earned a B.A. in Accounting from Pace University.

Key Managers

         ROY SWAN, 41, is Senior Vice President, Corporate Secretary and Chief of Staff. He joined Carver in May 2005 from Time Warner Inc., where he had been Vice President, Finance & Administration since March 2003. From March 1989 to March 2003, Mr. Swan was a Principal and Vice President in Mergers & Acquisitions at Hambrecht & Quist and successor firm J.P. Morgan Securities. Prior to that, Mr. Swan held positions at other investment banks including Salomon Brothers and The First Boston Corporation, and at the law firm of Skadden, Arps, Slate, Meagher & Flom. From May 1996 to April 1998, Mr. Swan was Chief Investment Officer of the Upper Manhattan Empowerment Zone Corporation, where Ms. Wright was President and CEO. Roy serves on the boards of The Dalton School, the Resurrection Episcopal Day School, and the Partnership for After School Education. He earned an A.B. degree from Princeton University and a J.D. degree from Stanford Law School.


         EVAN JALAZO, 41, is Vice President and Controller. He joined Carver in April 2002. Prior to joining Carver, he was Vice President of Financial Accounting at Cantor Fitzgerald Securities where he was responsible for global accounts receivable, compensation and partnership accounting. Prior to that, Mr. Jalazo was a Vice President and financial officer at Dime Savings Bank. Mr. Jalazo earned a B.A. in Accounting from Hofstra University.

                      ===================================
                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS
                      ===================================

GENERAL

         The Certificate of Incorporation of Carver provides that Carver's Board of Directors shall be divided into three classes, as nearly equal in number as possible. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are elected and qualified.

         Carver's Board of Directors has the discretion to fix the number of directors by resolution and has so fixed this number at eight. There is currently one vacancy on the board as a result of the resignation of Frederick
O. Terrell, which may be filled by the Board of Directors in accordance with the bylaws of the Company. The terms of three directors expire at the Annual Meeting. Directors Carol Baldwin Moody, Edward B. Ruggiero and Strauss Zelnick, whose terms are expiring, have been nominated by the Board of Directors to be re-elected at the Annual Meeting to serve for a term of three years and until their respective successors are elected and qualified.

         Each nominee has consented to being named in this proxy statement and to serve if elected. However, if any nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth certain information with respect to the nominees for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between Carver and any director or nominee pursuant to which such person was elected or nominated to be a director of Carver. For information with respect to the ownership of shares of the Common Stock by directors and the nominees, see "Security Ownership of Certain Beneficial Owners and Management--Security Ownership of Management."

                                             END            POSITION HELD WITH
                  NAME         AGE (1)    OF TERM       CARVER AND CARVER FEDERAL    DIRECTOR SINCE
---------------------------------------------------------------------------------------------------
NOMINEES FOR THREE-YEAR
TERM EXPIRING IN 2008
Carol Baldwin Moody              48         2005        Director                          2003
Edward B. Ruggiero               52         2005        Director                          2003
Strauss Zelnick                  47         2005        Director                          2000

CONTINUING DIRECTORS
Robert Holland, Jr.              65         2006        Director                          2000

David L. Hinds                   58         2007        Director                          2000
Pazel G. Jackson, Jr.            73         2007        Director                          1997
Deborah C. Wright                47         2007        Chairman, President and           1999
                                                        ChiefExecutive Officer

(1) As of May 31, 2005.


OUR DIRECTORS' BACKGROUNDS

         The principal occupation and business experience of the nominees for election as director and each Continuing Director is set forth below.

         NOMINEES FOR ELECTION AS DIRECTOR

         CAROL BALDWIN MOODY is the Chief Compliance Officer at institutional investment firm TIAA-CREF, a position she assumed in February 2004. She was formerly the Managing Director of TWC/Latin America Partners, LLC, a position she assumed in April 2000. Prior to that, she was the Head of Compliance/Global Relationship Banking at Citibank where she was responsible for assisting the business in its responsibilities to comply with all applicable laws, regulations, corporate policies and standards in over 90 countries. From 1988 to 1994, she held several senior legal positions at Citibank. She is a member of the Brister Society of the University of Pennsylvania. Ms. Baldwin Moody holds a B.S.E. from the Wharton School of the University of Pennsylvania and a J.D. from Columbia University.

         EDWARD B. RUGGIERO is Vice President, Corporate Finance at Time Warner Inc., where he is responsible for the planning and management of Time Warner's overall capital structure and financial risk position. Mr. Ruggiero joined AOL Time Warner in 1996. Prior to that, he was Executive Vice President-Corporate Finance and Strategy for Dime Bancorp Inc. and its subsidiary, Dime Savings Bank of New York, FSB. During his 14 years with Dime, he served in various management positions, including Controller, Chief Planning and Compliance Officer and Chief Operating Officer of its mortgage banking subsidiary. Mr. Ruggiero holds a B.S. from St. John's University.

         STRAUSS ZELNICK is the founder of ZelnickMedia LLC, an investment and advisory firm specializing in media and entertainment. From 1998 to 2000, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a $4.7 billion music and entertainment unit of Bertelsmann A.G., where he managed one of the world's largest music and entertainment companies, one of the leading music publishing companies and the world's largest record club. Before joining BMG, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive entertainment software. Mr. Zelnick serves on the boards of Columbia Music Entertainment, Inc. and Reed Elsevier, and privately-owned Insignia Financial Group, UGO Networks and On2.com and serves on the Board of Trustees of WNYC. Mr. Zelnick holds a B.A. from Wesleyan University and a J.D. and M.B.A. from Harvard University.


                 ---------------------------------------------
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   FOR EACH NOMINEE FOR ELECTION AS DIRECTOR.


              PLEASE MARK YOUR VOTE ON THE ENCLOSED PROXY CARD AND
               RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE
                        OR VOTE BY INTERNET OR TELEPHONE.
                 ---------------------------------------------

         CONTINUING DIRECTORS

         DAVID L. HINDS is a retired Managing Director of Deutsche Bank. During his extensive career at Deutsche Bank and Bankers Trust, Mr. Hinds led several operating divisions, a start-up technology division and a global marketing and sales organization. Most recently, he was Managing Director/Partner for Deutsche Bank's Global Cash Management and Trade Finance Division, where he had profit and loss responsibility for all business activities, including global sales, operations, product management, credit and technology. He is a board member of Independence Community Bank and the SBLI Mutual Life Insurance Company, past President of the Executive Leadership Council and Co-Founder of the Urban Bankers Coalition.

         ROBERT HOLLAND, JR. is a General Partner of Williams Capital Partners, a position he assumed in 2003. Formerly, he was Chairman and Chief Executive Officer of Workplace Integrators, a Southeast Michigan company he acquired in June 1997 and built into one of the largest Steelcase Office Furniture dealerships in the United States. He divested this business in April 2001, and was a business consultant from that time until he entered his current position. Mr. Holland was formerly President and Chief Executive Officer of Ben & Jerry's, Chairman and Chief Executive Officer of Rokher-J, Inc., a New York-based holding company that participates in business development projects and provides strategy development assistance to senior management of major corporations, and a partner with the consulting firm McKinsey & Company. Mr. Holland is a member of the Boards of Lexmark International, Inc., YUM Brands, Inc., Neptune Orient Lines and the Harlem Junior Tennis Program, is Vice Chairman of the Board of Trustees of Spelman College and is a member of the Executive Board of the Harvard Journal of African-American Public Policy.

         PAZEL G. JACKSON, JR. retired as a Senior Vice President of JPMorgan Chase in 2000. From January 1995 to 2000, Mr. Jackson was responsible for new business development in targeted markets throughout the United States. Prior to joining JPMorgan Chase, Mr. Jackson served as the Senior Credit Officer of the Residential Mortgage Division of Chemical Bank. Mr. Jackson is a licensed professional engineer and earned his M.B.A. from Columbia University.

         DEBORAH C. WRIGHT is Chairman, President and Chief Executive Officer of Carver and Carver Federal. The Board of Directors elected her to this post in February 2005, having been President & CEO since June 1, 1999. Prior to joining Carver in June 1999, Ms. Wright was President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation, a position she had held since May 1996. She previously served as Commissioner of the Department of Housing Preservation and Development under Mayor Rudolph W. Giuliani from January 1994 through March 1996. Prior to that appointment, Mayor David N. Dinkins appointed Ms. Wright to the New York City Housing Authority Board, which manages New York City's 189,000 public housing units. Ms. Wright serves on the boards of Kraft Foods Inc., Time Warner, The Partnership for New York City, The Ministers and Missionaries Benefit Board of the American Baptist Churches and the Children's Defense Fund. She is a member of the Board of Overseers of Harvard University and a member of the Board of Managers of the Memorial Sloan-Kettering Cancer Center. She earned A.B., J.D. and M.B.A. degrees from Harvard University.


                            ========================
                              CORPORATE GOVERNANCE
                            ========================

GENERAL

         The Board of Directors of the Company is committed to strong and effective corporate governance measures. The Board has developed, and continues to review, policies and practices covering the operation of the Board and its committees, including their composition and responsibilities, the conduct of Board meetings and the structure and role of the Board's committees and related matters, including those discussed below and throughout this proxy statement. Among these measures are the following:

         INDEPENDENCE. Under the Company's Bylaws, at least three members of the Board must be independent under the criteria set forth in the Bylaws and, as a company listed on the American Stock Exchange ("AMEX"), a majority of the Company's Board must be independent under the criteria set forth in the AMEX rules. In addition, pursuant to AMEX rules the respective committee's charter requires that all of the members of the Nominating/Corporate Governance, Compensation and Finance and Audit Committees must be independent.

         DIRECTOR TERMS. Directors serve for three-year terms. See "Proposal One--Election of Directors--General."

         EXECUTIVE SESSIONS. The Board of Directors holds executive sessions for non-employee directors only, at which management is not present. The sessions for the Company are presided over by Robert Holland, Jr. the presiding independent director. In addition, the Finance and Audit Committee regularly holds executive sessions at which management is not present, including executive sessions with the Company's independent registered public accounting firm and internal auditors. Each director also has access to any member of management and the Company's independent registered public accounting firm.

         OUTSIDE ADVISORS. The Board and its committees may retain outside advisors and consultants as they, in their discretion, deem appropriate.

         BOARD SELF-EVALUATION. The Nominating/Corporate Governance Committee, among other things, reviews the Company's and the Board's governance profile. In addition, the Board and/or its committees regularly review their role and responsibilities, composition and governance practices.

CORPORATE GOVERNANCE PRINCIPLES

         The Board of Directors adopted Corporate Governance Principles during the fiscal year ended March 31, 2004. From time to time the Board anticipates that it will revise the Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company's stockholders and other constituents. The Corporate Governance Principles are published on the Company's website at WWW.CARVERBANK.COM in the Corporate Governance section of the Investor Relations webpage.

DIRECTOR INDEPENDENCE DETERMINATION

         The Board of Directors has determined that each of its non-management directors is independent according to the Board's independence standards as set out in its Bylaws, Corporate Governance Principles, applicable rules of the SEC and the listing standards of AMEX. They are Carol Baldwin Moody, David L. Hinds, Robert Holland, Jr., Pazel G. Jackson, Jr., Edward B. Ruggiero and Strauss Zelnick. Deborah C. Wright was determined not to be independent because she is currently an executive officer of the Company.

COMMUNICATIONS WITH BOARD OF DIRECTORS

         The Board of Directors welcomes communications from stockholders. Interested parties may contact the Board of Directors at the following address:

                  Board of Directors
                  c/o Secretary
                  Carver Bancorp, Inc.
                  75 West 125th Street
                  New York, NY 10027

Communications may also be sent to individual directors at the above address.

         The Company's Secretary has the responsibility to collect mail for directors, forward correspondence directed to an individual director to that director in a timely manner, and to screen correspondence directed to multiple directors or to the full Board in order to forward it to the most appropriate committee chairperson or the full Board given the nature of the correspondence. Communications to the Board or any individual director that relate to the Company's accounting, internal accounting controls or auditing matters will also be referred to the chairman of the Finance and Audit Committee. Other communications will be referred to the appropriate committee chairperson.

FINANCIAL EXPERT, AUDIT COMMITTEE INDEPENDENCE AND FINANCIAL SOPHISTICATION

         The Board of Directors has determined that Edward B. Ruggiero qualifies as an "audit committee financial expert" and is financially sophisticated, and that each member of the Finance and Audit Committee is independent within the meaning of applicable SEC rules and the listing standards of AMEX.

DIRECTOR SELECTION PROCESS

         The Company's Nominating/Corporate Governance Committee is charged with the responsibilities described under "Board and Committee
Meetings--Nominating/Corporate Governance Committee" and required by AMEX listing standards.

         Among the Nominating/Corporate Governance Committee's responsibilities is to identify and recommend to the Board candidates for election as directors. The committee considers candidates suggested by its members, other directors and stockholders as necessary in anticipation of upcoming director elections and other potential or expected Board vacancies. The committee is also authorized, at the expense of the Company, to retain search firms to identify candidates, as well as external legal, accounting or other advisors. The committee will provide guidance to search firms it retains about the particular qualifications the Board is then seeking. No search firms or other advisors were retained by the committee in fiscal 2005.

         All director candidates, including stockholder nominees, are evaluated on the same basis. In determining the needs of the Board and the Company, the Nominating/Corporate Governance Committee considers the qualifications of sitting directors and consults with other members of the Board, the Chief Executive Officer ("CEO") and, where appropriate, external advisors. Generally the committee believes that all directors should exemplify the highest standards of personal and professional integrity, should have broad experience in positions with a high degree of responsibility and the ability to commit adequate time and effort to serve as a director, and will assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board and its various committees, as well as in less formal contacts with management.

         Director candidates, other than sitting directors, are interviewed by members of the committee and by other directors and the CEO, and the results of those interviews are considered by the committee in its deliberations. The Nominating/Corporate Governance Committee also reviews sitting directors whose terms are nearing expiration, but who may be nominated for re-election, in light of the above considerations and their past contributions to the Board.

         The Nominating/Corporate Governance Committee will evaluate director nominations by stockholders that are submitted in accordance with the procedural and informational requirements set forth in the Company's Bylaws and described in this proxy statement under "Additional Information--Notice of Business to be Conducted at Annual Meeting."

CODE OF ETHICS

         The Company has adopted a Code of Ethics, which applies to the Company's directors and employees and sets forth important Company policies and procedures in conducting the Company's business in a legal, ethical and responsible manner. The Company has also adopted a Code of Ethics for Senior Financial Officers, which applies to the Company's chief executive officer, chief financial officer, controller and other persons performing similar functions, that supplements the Code of Ethics by providing more specific requirements and guidance on certain topics. Each of the Code of Ethics and Code of Ethics for Senior Financial Officers, including future amendments, is available free of charge on our website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage or by writing to the Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (212) 876-4747. The Company intends to post on its website any waiver under the codes granted to any of its directors or executive officers. As of the date of this proxy statement, no such waiver has been requested or granted.

WEBSITE ACCESS TO GOVERNANCE DOCUMENTS

         The Company's Corporate Governance Principles and the charters for the Finance and Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are available free of charge on our website at www.carverbank.com in the Corporate Governance section of the Investor Relations webpage or by writing to the Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (212) 876-4747.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors of Carver holds regularly scheduled meetings during the fiscal year to review significant developments affecting Carver and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. During fiscal 2005, the Board met nine times. No incumbent director attended fewer than 75%, in the aggregate, of the total number of Carver Board meetings held while he or she was a member of the Board during fiscal 2005 and the total number of meetings held by committees on which he or she served during such fiscal year.

         Carver's Corporate Governance Principles encourage directors to attend the Company's annual meeting of stockholders and all Board meetings and meetings of committees of the Board on which they serve. Although from time to time unforeseen circumstances may arise causing a director's absence from such meetings, all of the Company's directors attended last fiscal year's annual meeting of stockholders.

         Carver's Bylaws require that the Company have an executive, finance and audit, nominating/corporate governance, compensation and asset/liability and interest rate risk committee. In October 2002, the Board adopted a charter for each of the Nominating/Corporate Governance Committee and the Compensation Committee. In May 2005, the Board adopted an amended charter for the Finance and Audit Committee. A copy of the amended charter for the Finance and Audit Committee is attached as Appendix A to this proxy statement. The nature and composition of each of the standing committees of the Company are described below.

         EXECUTIVE COMMITTEE. Pursuant to Carver's Bylaws, the Executive Committee is authorized to act as appropriate between meetings of the Board. The members of this committee are Directors Deborah C. Wright (Chairman), David L. Hinds, Robert Holland, Jr. and Pazel G. Jackson, Jr. The Executive Committee met seven times during fiscal 2005.

         NOMINATING/CORPORATE GOVERNANCE COMMITTEE. As of May 2005, the Nominating/Corporate Governance Committee consists of Directors Robert Holland, Jr. (Chairman) and Pazel G. Jackson, Jr. Carol Baldwin Moody was a member of such committee until May 2005. All members have been determined to be independent directors. The Nominating/Corporate Governance Committee's functions include advising the Board on matters of corporate governance and considering qualifications of prospective Board member candidates, including conducting research to identify and recommend nomination of suitable candidates who are willing to serve as members of the Board, reviewing the experience, background, interests, ability and availability of prospective nominees to meet time commitments of the Board and committee responsibilities, considering nominees recommended by stockholders who comply with procedures set forth in the Company's Bylaws and determining whether any prospective member of the Board has any conflicts of interest which may impair the individual's suitability for such service. The committee has the responsibility to monitor current members of the Board pursuant to the same guidelines used to select candidates. The Nominating/Corporate Governance Committee is also responsible for identifying best practices and developing and recommending to the Board a set of corporate governance principles applicable to Carver and for periodically reviewing such principles.

         The committee met one time during fiscal 2005. The Nominating/Corporate Governance Committee also met on June 22, 2004 to nominate directors for election at the Annual Meeting. Only those nominations made by the Nominating/Corporate Governance Committee and approved by the Board will be voted upon at the Annual Meeting. For a description of the proper procedure for stockholder nominations, see "Additional Information--Notice of Business to be Conducted at Annual Meeting" in this proxy statement.

         COMPENSATION COMMITTEE. The Compensation Committee consists of Directors Strauss Zelnick (Chairman), Carol Baldwin Moody and Robert Holland, Jr. Edward B. Ruggiero was a member of the Compensation Committee until his resignation from the committee in May 2005. All members have been determined to be independent directors. The Compensation Committee evaluates the performance of the Company's CEO and approves her compensation in consultation with the non-management members of the Board of Directors and, based on recommendations from management, reviews and approves senior management's compensation and approves compensation guidelines for all other officers. The Compensation Committee administers the Company's management recognition, incentive compensation and stock option plans and, in consultation with senior management, reviews and approves compensation policies. The Compensation Committee met two times during fiscal 2005.

         FINANCE AND AUDIT COMMITTEE. The Finance and Audit Committee of Carver consists of Directors David L. Hinds (Chairman), Carol Baldwin Moody, Pazel G. Jackson, Jr. and Edward B. Ruggiero. All members have been determined to be independent directors. The Finance and Audit Committee's primary duties and responsibilities are to:

         o monitor the integrity of Carver's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

         o manage the independence and performance of Carver's independent registered public accounting firm and internal auditing department;

         o monitor the process for adhering to laws, regulations, the Company's Code of Ethics and the Code of Ethics for Senior Financial Officers; and

         o provide an avenue of communication among the independent registered public accounting firm, management, the internal auditing department and the Board of Directors.

Other specific duties and responsibilities include reviewing Carver's disclosure controls and procedures, internal controls, Carver's periodic filings with the SEC and earnings releases; producing the required audit committee annual report for inclusion in Carver's proxy statement; and overseeing complaints concerning financial matters. The report of the Finance and Audit Committee is contained on page 33. The Finance and Audit Committee met nine times during fiscal 2005, including meetings to review the Company's annual and quarterly financial results prior to their public issuance.

         ASSET/LIABILITY AND INTEREST RATE RISK COMMITTEE. The Asset/Liability and Interest Rate Risk Committee consists of Directors Pazel G. Jackson, Jr. (Chairman), David L. Hinds, Robert Holland, Jr. and Deborah C. Wright. The Asset/Liability and Interest Rate Risk Committee monitors activities related to asset/liability management and interest rate risk, including the approval or ratification of mortgage loans and the establishment of guidelines related to risk, purchase or sale of loans and investments, and management of interest rate, credit and liquidity risk against objectives and risk limitations set forth in Carver Federal's policies. The committee met nine times during fiscal 2005.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         Applicable law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Carver Federal offers loans to its directors, officers and employees, which loans are made in the ordinary course of business and are not made with more favorable terms nor do they involve more than the normal risk of collectibility or present unfavorable features. Furthermore, loans above the greater of $25,000, or 5% of Carver Federal's capital and surplus (up to $500,000), to Carver Federal's directors and executive officers must be approved in advance by a disinterested majority of Carver Federal's Board of Directors. As of the date of this proxy statement, neither Carver nor Carver Federal had made any loans or extensions of credit to executive officers or directors.

STOCK OWNERSHIP

         Carver encourages its officers and directors to own stock in Carver, and a portion of the compensation of its officers and directors is stock-based, as described below under "Compensation of Directors and Executive Officers." The Company's Corporate Governance Principles encourage directors to hold a meaningful number of shares in the Company, and, so long as they remain on the Board of Directors, Board members are expected to retain a majority of the shares of Company common stock purchased in the open market or received pursuant to their service as Board members. Information regarding stock ownership of Carver's directors and executive officers is set forth under "Security Ownership of Certain Beneficial Owners and Management."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Carver's directors and executive officers, and persons who own more than ten percent of a registered class of Carver's equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Carver with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to Carver, or written representations that no forms were necessary, Carver believes that, during the last fiscal year, all filing requirements applicable to its directors, officers and greater than ten percent stockholders of the Company were complied with.

                  ===========================================
                     COMPENSATION OF DIRECTORS AND EXECUTIVE
                                    OFFICERS
                  ===========================================

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THIS REPORT IS FURNISHED BY CARVER'S COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AS REQUIRED BY THE RULES OF THE SEC UNDER THE EXCHANGE ACT. THE REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT CARVER SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

         The Compensation Committee is responsible for establishing the policies that govern employee compensation and stock ownership programs. The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding the compensation of Carver's executive officers, including the compensation of the CEO of Carver and Carver Federal. The overall compensation structure of Carver is aimed at establishing a total compensation package that incentivizes and rewards strong Carver and individual performance. Benefit plans, consisting of a 401(k) Plan, ESOP and group insurance coverage, are designed to provide for the health and welfare of employees, including executive officers, and their families, as well as for their long-term financial and retirement needs.

         The Compensation Committee reviews and updates Carver's compensation program on an ongoing basis and utilizes the services of a nationally recognized compensation consultant to review Carver's executive pay practices to ensure that executive salaries and equity award levels remain competitive with Carver's market for executive talent. Recommendations of and rationale by Carver's CEO are taken into consideration during such review, except that the CEO does not participate in the committee's decision regarding her own compensation. Levels of total compensation for executive officers and key managers are designed to be competitive with cash compensation levels paid to executives at banking and thrift institutions of comparable size. After review by the Compensation Committee, effective September 2004 base salaries were increased 3.4% on average for executive officers, a level deemed appropriate using the above criteria.

         A new compensation structure was developed based on recommendations and models presented by a nationally-recognized consulting firm. The plan includes four integrated parts: (1) a grading structure based on the employee's corporate level; (2) an annual cash bonus target based on a recommended performance measure (Net Income); (3) a long-term incentive target based on Average ROA; and
(4) an individual performance modifier based on a manager's assessment of an individual's performance.

         At fiscal year-end, a model is used to calculate bonuses as a percentage of base pay for all bonus-eligible employees and takes into account the employee's grade level, corporate performance (net income goals), departmental performance against goals, and individual performance.

         Departmental and individual performance goals are defined and communicated to managers and employees during the budget and performance appraisal processes which occur at the beginning of each fiscal year.

         Long-term incentives are provided to executive officers in the form of restricted stock or stock options under the Option Plan and MRP. These plans are designed to provide incentives for longer-term positive performance of executive officers and to align their financial interests to those of Carver's stockholders by providing executives the opportunity to participate in the appreciation of Carver's Common Stock that my occur after the date of grant of such restriced stock awards or options.

         Long-term awards targets are also based on grade level and base salary and calculated and adjusted based on corporate, department and individual performance in the same manner as the cash bonus awards.

         A vesting schedule for awards provides incentives for executive officers to remain employed by Carver. The nationally recognized compensation consultant recommended to the committee to use a five-year performance-accelerated vesting schedule with return on assets as the performance measure. Ten percent of the awarded shares vest in each of the first four years and the remainder in the fifth year. The vesting period can be accelerated in years three and four if the Bank meets or exceeds the three-year average return on assets for its peer group. Shares awarded on or after June 9, 2005 vest under the new vesting schedule. Options to purchase from 800 to 2,600 shares of Common Stock were granted under the Option Plan to executive officers, other than the CEO, for fiscal 2005. Between 100 and 1,100 restricted stock awards under the MRP were granted to each executive officer, other than the CEO, for fiscal 2005. In addition to the Option Plan and MRP, Carver provides stock benefits to its employees, including its executive officers, through the ESOP. Pursuant to the ESOP, each of Carver's executive officers who has been employed since 2003 has an individual account within the ESOP Trust that is invested primarily in employer securities, with the result that a portion of each such executive officer's long-term retirement savings is tied to the performance of Carver.

         CHIEF EXECUTIVE OFFICER. Carver's CEO, Deborah C. Wright, was hired as of June 1, 1999. The terms of Ms. Wright's employment and compensation are set forth in employment agreements between Ms. Wright and Carver and Carver Federal. The Compensation Committee recognizes the significant additional efforts required of the CEO in bringing about Carver's successful operations in fiscal 2005.

         The Compensation Committee in June 2005 extended her contract for an additional year and awarded Ms. Wright an annual bonus for fiscal 2005 of $130,587 in cash, a grant of 5,432 shares of restricted stock under the MRP and an option to purchase 13,581 shares of Common Stock under the Incentive Stock Option Plan. Ms. Wright's yearly salary remained at $310,000. Vesting of the restricted stock and option awards is based on a five-year performance-accelerated vesting schedule. Ten percent of the awarded shares and/or options vest in each of the first four years and the remainder in the fifth year. Using a performance-accelerated vesting schedule, with return on assets as the performance measure, the vesting period can be accelerated in years three and four if the Bank meets or exceeds the three-year average return on assets for its peer group. The Compnsation Committee determined this level of compensation and the composition thereof based on the compensation model described above, Carver's net income performance, Ms. Wright's performance for the fiscal year in the critical areas of operations, strategic initiatives and financial performance, and a report prepared by a national recognized compensation consultant regarding competitive levels of CEO compensation.

                               COMPENSATION COMMITTEE OF CARVER BANCORP, INC. Strauss Zelnick (Chairman)
                               Carol Baldwin Moody
                               Robert Holland, Jr.

PERFORMANCE GRAPH

         Pursuant to the regulations of the SEC, set forth below is a line graph (as prepared by Research Data Group, Inc.) comparing the cumulative total return of the Common Stock of the Company with that of the AMEX and the AMEX Stocks-Savings Institutions index for the period from March 31, 2000 through March 31, 2005.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Directors Strauss Zelnick (Chairman), Carol Baldwin Moody and Robert Holland, Jr. During fiscal 2005, there were no interlocks, as defined under the SEC's rules and regulations, between members of the Compensation Committee or executive officers of the Company, and corporate affiliates of members of the Compensation Committee or otherwise.

DIRECTORS' COMPENSATION

         DIRECTORS' FEES. Carver's non-employee directors receive $600 for each meeting of Carver's Board of Directors (or board meetings of subsidiaries) that they attend, except that the Chairman receives a fee of $850 per meeting. Fees for Executive Committee meetings are $700 per meeting and $475 for all other committee meetings. In addition, each non-employee director receives a $10,000 annual retainer, except for the Chairman of the Board who receives $15,000. Each committee chairman receives an additional retainer of $1,500, except for the chairman of the Finance and Audit Committee who receives $2,500. These annual retainers may be paid on a quarterly basis. Directors, including the Chairman, who are officers of or are employed by the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities. Directors of Carver also serve as directors of Carver Federal and its subsidiaries, but do not receive additional fees for service as directors of Carver Federal or such subsidiaries for meetings held on the same date. Directors may opt to receive their fees in cash, stock or stock options under the Carver Bancorp, Inc. Compensation Plan for Non-Employee Directors.

         OPTION PLAN. Carver maintains the Carver Bancorp, Inc. 1995 Stock Option Plan (the "Option Plan") for the benefit of its directors and certain key employees. Any individual who becomes an outside director following the effective date of the Option Plan will be granted options to purchase 1,000 shares of Common Stock with an exercise price equal to the greater of $10.38 per share or the fair market value of a share of Common Stock on the date of the grant. Options granted under the Option Plan generally vest in five equal annual installments commencing on the first anniversary of the effective date of the grant, provided the recipient is still a director of Carver or Carver Federal on such date. In September 1997, the Option Plan was amended to provide the Compensation Committee with discretion to grant stock options that will vest and become exercisable pursuant to a vesting schedule that differs from the Option Plan's standard five-year schedule. The Option Plan continues to provide that, upon the death or disability of an option holder, all options previously granted to such individual will automatically become exercisable. In February 2001, the stockholders of Carver approved an amendment to the Option Plan to increase the number of shares of Common Stock available for issuance under the Option Plan by 200,000.

         MANAGEMENT RECOGNITION PLAN. Carver maintains the MRP for the benefit of its directors and certain key employees. Any individual who becomes an outside director following the effective date of the MRP will be granted 1,000 shares of restricted stock. Awards granted under the MRP will generally vest in five equal annual installments commencing on the first anniversary date of the award, provided the recipient is still a director of Carver or Carver Federal on such date. Awards will become 100% vested upon termination of service due to death or disability. When shares become vested and are distributed, the recipients will receive an amount equal to any accrued dividends with respect thereto. The MRP was amended in September 1997 to permit the Compensation Committee, in its discretion, to grant restricted stock awards with vesting schedules that differ from the MRP's standard five-year schedule and, in September 2003, the stockholders of Carver approved an amendment to the MRP to increase the number of shares of Common Stock available for issuance under the MRP by 50,000.

EXECUTIVE OFFICER COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth cash and noncash compensation for fiscal 2005 and the two previous fiscal years awarded to or earned for services rendered in all capacities by Carver's CEO and by each of the four most highly compensated executive officers of Carver whose total annual salary and bonus for fiscal 2005 was at least $100,000 who were serving as executive officers at the end of fiscal 2005 ("Named Executive Officers").

                                                     SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                       ----------------------------------------------
                                       ANNUAL COMPENSATION                      AWARDS                 PAYOUTS
                       ----------------------------------------------------------------------------------------------
        (A)               (B)          (C)         (D)        (E)         (F)          (G)        (H)         (I)
                                                             OTHER     RESTRICTED   SECURITIES
                                                             ANNUAL      STOCK      UNDERLYING    LTIP      ALL OTHER
 NAME AND PRINCIPAL      FISCAL      SALARY       BONUS   COMPENSATION   AWARDS    OPTIONS/SARS  PAYOUTS  COMPENSATION
     POSITIONS            YEAR         ($)         ($)       ($) (1)    ($) (2)      (#)(3)        ($)       ($) (4)
---------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Deborah C. Wright            2005     317,692     130,587          --      93,050      13,581          --      22,346
President and Chief          2004     293,654     130,500          --      49,075      15,000          --      24,967
Executive Officer            2003     263,846     135,000          --      47,535      20,000          --      29,430
William Gray (5)             2005     166,711      33,117          --      17,490       2,551          --      14,054
Senior Vice                  2004     153,689      32,000          --      19,630       3,500          --      16,042
President and Chief          2003     145,000      26,000          --     23,7518       2,900          --          --
Financial Officer

James Bason (6)              2005     142,154      24,160          --      18,774         913          --       8,263
Senior Vice                  2004     134,481      20,000          --       9,324       1,000          --          --
President and Chief          2003       4,673          --          --          --          --          --          --
Lending Officer

Linda J. Dunn (7)            2005     140,992      23,380          --          --          --          --      14,446
Senior Vice                  2004     134,404      25,000          --       9,931       1,250          --      15,596
President, General           2003     129,327      22,525          --       9,926       1,210          --      21,956
Counsel and
Secretary

Margaret Peterson (8)        2005     133,596      23,549          --      18,106         881          --      13,329
Senior Vice                  2004     129,615      22,500          --       9,353       1,142          --      22,542
President and Chief          2003     108,750      26,100          --          --       2,700          --          --
Lending Officer

______________________

(1) Does not include perquisites and other personal benefits the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus.

(2) Includes amounts received under the MRP, including in connection with the Company's performance in fiscal 2003, 2004, and 2005 that were granted during fiscal years ended March 31, 2003, 2004 and 2005, respectively. The amounts in this column for fiscal 2005 include a restricted stock award that occurred on June 9, 2005. When shares become vested and are distributed, the recipient also receives an amount equal to accumulated dividends and earnings thereon, if any.

(3) The following grants of stock options were made on June 9, 2005, all at an exercise price of $17.13, the average of the high and low price per share of common stock on the award date as reported on AMEX: Ms. Wright, 13,581 options; Mr. Gray 2,551 options; and Mr. Bason, 913 options. These grants were for fiscal 2005. All stock options granted in fiscal 2003 and 2004 in this table are exercisable as to one-third of the options on the first anniversary of the date of grant, another one-third on the second anniversary of the date of grant, and the remaining one-third on the third anniversary of the date of grant. Stock options granted on June 9, 2005 are exercisable over a five-year period which can be accelerated in years three and four if the Bank meets or exceeds the three-year average return on assets for its peer group.

(4) The amounts shown in this column include the Bank's contributions on behalf of the Named Executive Officer to the 401(k) Plan and the ESOP. Shares allocated under the ESOP in fiscal 2005 to the Named Executive Officers were as follows: Ms. Wright, 581, Mr. Gray, 581, Mr. Bason, 479, Ms. Dunn, 502 and Ms. Peterson, 460 for the plan year ended December 31, 2004. The amount represented above of shares allocated under the ESOP were determined based upon the acquisition cost of shares by the ESOP of $10.00. The amounts shown in this column also include matching contributions under the 401(k) Plan for Ms. Wright in the amount of $8,769, Mr. Gray in the amount of $3,852, Ms. Dunn in the amount of $5,720 and Ms. Peterson in the amount of $5,429. The amounts shown in this column for fiscal 2005 also include the 2% non-elective deferral under the 401(k) Plan for Ms. Wright in the amount of $4,100, Mr. Gray in the amount of $4,100, Mr. Bason in the amount of $3,382, Ms. Dunn in the amount of $3,543 and Ms. Peterson in the amount of $3,250. The amounts shown in this column for fiscal 2005 includes premiums paid by Carver on life insurance policies for Ms. Wright during fiscal 2005 in the amount of $2,914.

(5)      Mr. Gray commenced employment on February 3, 2002.

(6)      Mr. Bason commenced employment on March 24, 2003.

(7) Ms. Dunn commenced employment on June 3, 2001 and resigned as Senior Vice President, General Counsel and Secretary as of July 6, 2005.

(8)      Ms. Peterson commenced employment on November 1, 1999.

         EMPLOYMENT AGREEMENTS

         As of June 1, 1999, both Carver and Carver Federal entered into employment agreements to secure the services of Deborah C. Wright as President and CEO. The employment agreement with Carver is intended to set forth the aggregate compensation and benefits payable to Ms. Wright for all services rendered to Carver and any of its subsidiaries, including Carver Federal, and to the extent that payments under Carver's employment agreement and Carver Federal's employment agreement are duplicative, payments due under Carver's employment agreement would be offset by amounts actually paid by Carver Federal for services rendered to it. Both employment agreements provide for an initial term of three years beginning June 1, 1999 and, pursuant to the terms of the employment agreements, each year thereafter have been extended an additional year following a review by the Compensation Committee and the Board of Carver and Carver Federal of Ms. Wright's performance.

         The employment agreements with the President and CEO provided for an initial annual base salary of $235,000 which is reviewed annually by the Board. In June 2004, Ms. Wright's annual base salary was increased to $310,000 effective September 1, 2004. Under the agreements, as of June 1, 1999 Ms. Wright received a restricted stock award of 7,500 shares of Common Stock, the grant of an option to purchase 30,000 shares of Common Stock and, effective June 1, 2000, the grant of an option to purchase an additional 30,000 shares of Common Stock, all of which have vested or are exercisable as of the date of this proxy statement. In addition, the employment agreements provide for an annual incentive payment based on the achievement of certain performance goals, future grant of stock awards, a supplemental retirement benefit, additional life insurance protection and participation in the various employee benefit plans maintained by Carver and Carver Federal from time to time. The agreements also provide customary corporate indemnification and errors and omissions insurance coverage throughout the term of the agreements and for six years thereafter.

         Carver Federal or Carver may terminate Ms. Wright's employment at any time for cause as defined in the employment agreements. In the event that Carver or Carver Federal terminates Ms. Wright's employment for reasons other than for cause, she would be entitled to a severance benefit equal in value to the cash compensation, retirement and other fringe benefits she would have earned had she remained employed for the remaining term of the agreements. The same severance benefits would be available if Ms. Wright resigns during the term of the employment agreements following a loss of title, office or membership on the Board; a material reduction in her duties, functions or responsibilities; involuntary relocation of her principal place of employment by over 30 miles from its location as of June 1, 1999; other material breaches of contract by Carver or Carver Federal that are not cured within 30 days; or, in certain circumstances, a change in control. In the event of a change in control, the remaining term of Ms. Wright's agreement with Carver at any point in time will be three years unless written notice of non-renewal is given by the Board or Ms. Wright.

         A portion of the severance benefits payable to Ms. Wright under her employment agreements in the event of a change in control might constitute "excess parachute payments" under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. In the event that any amounts paid to Ms. Wright following a change of control would constitute "excess parachute payments," Ms. Wright's employment agreement with Carver provides that she will be indemnified for any excise taxes imposed due to such excess parachute payments, and any additional income and employment taxes imposed as a result of such indemnification of excise taxes. Any excess parachute payments and indemnification amounts paid will not be deductible compensation expenses for Carver or Carver Federal.

         LETTER AGREEMENTS. Carver Federal has entered into letter employment agreements with each of Mr. Gray, Ms. Dunn and Mr. Bason (each an "Executive"). Generally, each letter employment agreement (each, a "Letter Agreement") provides for "at-will" employment and compensation in the form of base salary, annual discretionary bonus, stock options, restricted stock and, in certain instances, a one-time payment. Under the Letter Agreements, Mr. Gray received stock options to purchase 5,060 shares of common stock, Mr. Bason received stock options to purchase 2,700 shares of common stock, Ms. Dunn received stock options to purchase 4,000 shares of common stock and Ms. Peterson received stock options to purchase 4,000 shares of common stock, such options vesting in three equal annual installments such that the first installment vested at the end of the first year of employment. Mr. Gray was granted 1,013 shares of restricted stock, Mr. Bason was granted 1,000 shares of restricted stock, Ms. Dunn was granted 1,000 shares of restricted stock and Ms. Peterson was granted 1,410 shares of restricted stock under her respective Letter Agreement, which vest in three equal installments such that the first installment vests at the end of the first year of employment. Ms. Dunn resigned as Senior Vice President, General Counsel and Secretary effective as of July 6, 2005.

         CHANGE IN CONTROL ARRANGEMENTS

         During fiscal 2004, Carver Federal entered into certain change-in-control agreements. Carver Federal entered into an amendment to Mr. Gray's Letter Agreement, effective as of May 11, 2004. The amendment applies only if Mr. Gray's employment is terminated following a change in control which occurs during the employment term. The employment term is from May 11, 2004 through May 11, 2006 and may be extended prior to the first anniversary date of the agreement and each anniversary date thereafter after a review by the Board of Carver Federal. Carver Federal may terminate Mr. Gray's employment at any time for cause as defined in his Letter Agreement, as amended. In the event that Carver Federal terminated Mr. Gray's employment for reasons other than cause, he would be entitled to a change in control benefit equal to (i) continued medical, life, and disability benefits for two years, (ii) a lump sum payment equal to two years' salary and (iii) an amount equal to two times his highest incentive compensation award. The same severance benefits would be available if Mr. Gray resigns during the term of his Letter Agreement following a loss of title; a material reduction in his duties, functions or responsibilities; involuntary relocation of his principal place of employment so that his commuting distance is more than 50 miles from his address; or other material breaches of contract by Carver Federal that are not cured within 30 days. If any amounts paid to Mr. Gray following a change in control would constitute an "excess parachute payment" under federal tax law, and if the amount by which such parachute payments would have to be reduced to avoid the imposition of the excise tax is less than or equal to the amount of the excise tax without the reduction then the amount payable will be reduced so that there is no excise tax. If payments are reduced, Mr. Gray may choose which payments and benefits will be reduced. If the amount of the parachute payments which would need to be reduced to avoid the excise tax are greater than the amount of the excise tax, then the full amount would be paid. Carver has agreed to make any payments which may not be made by Carver Federal due to specified regulatory restrictions.

         BENEFIT PLANS

         PENSION PLAN. The Bank maintains the Carver Federal Savings Bank Retirement Income Plan, a noncontributory, tax-qualified defined benefit plan (the "Pension Plan"). The Pension Plan was amended such that future benefit accrual ceased as of December 31, 2000. Since that date no new participants were eligible to enter into the Pension Plan, and participants as of such date have not been credited with additional years of service or increased compensation.

         The following table sets forth the estimated annual benefits that would be payable under the Pension Plan in the form of a single life annuity before reduction for the social security amount upon retirement at the normal retirement date. The amounts are expressed at various levels of compensation and years of service.

                                     Years of Credited Service
                         ------------------------------------------------
Final Earnings(1)           15        20        25        30         35
--------------------     --------  --------  --------  --------  --------
$            100,000     $ 50,000  $ 50,000  $ 50,000  $ 50,000  $ 50,000
             150,000       75,000    75,000    75,000    75,000    75,000
             200,000(2)   100,000   100,000   100,000   100,000   100,000
             250,000(2)   125,000   125,000   125,000   125,000   125,000
             300,000(2)   150,000   150,000   150,000   150,000   150,000
             350,000(2)   175,000   175,000   175,000   175,000   175,000
             400,000(2)   200,000   200,000   200,000   200,000   200,000

--------------------
(1) Final earnings equal the average of the participant's highest three consecutive calendar years of taxable compensation during the last 10 full calendar years of employment prior to termination, or the average of the participant's annual compensation over his or her total service, if less.

(2) Under Section 401(a)(17) of the Code, a participant's compensation in excess of $200,000 (as adjusted to reflect cost-of- living increases) is disregarded for purposes of determining final earnings. The amounts shown in the table include the supplemental retirement benefits payable to Ms. Wright under her employment agreement to compensate for the limitation on includible compensation.

         Participants become 100% vested after five years of service or upon death or termination of the Pension Plan, regardless of the participant's years of service. As of December 31, 2000, of the Named Executive Officers only Ms. Wright was a participant in the Pension Plan. For purposes of determining benefits under the Pension Plan, Ms. Wright's final earnings (as defined) counted under the Pension Plan were $244,813, and her credited service was 1 year and 7 months.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                                            EQUITY COMPENSATION PLAN INFORMATION

                                                                                                      NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE FOR
                                    NUMBER OF SECURITIES TO BE           WEIGHTED-AVERAGE            FUTURE ISSUANCE UNDER
                                     ISSUED UPON EXERCISE OF             EXERCISE PRICE OF         EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,             OUTSTANDING OPTIONS          (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS              WARRANTS AND RIGHTS         REFLECTED IN COLUMN (A))
                                       -------------------              -------------------         ------------------------
                                               (A)                              (B)                           (C)

Equity compensation
   plans approved by security
   holders                                   225,292                          $12.37                        148,621

Equity compensation
   plans not approved by
   security holders                               --                              --                             --
                                          ______________                   ______________                ______________
         Total                               225,292                          $12.37                        148,621


         These awards are under the Option Plan and the Incentive Compensation Plan, described below. These plans do not provide for repricing of stock options, which is the cancellation of shares in consideration of the exchange for other stock options to be issued at a lower price, and Carver has not acted to reprice stock options.

         MANAGEMENT RECOGNITION PLAN. The MRP provides for automatic grants of restricted stock to certain employees as of the date that the MRP became effective (June 1995). In addition, the MRP provides for additional discretionary grants of restricted stock to those employees selected by the committee established to administer the MRP, currently the Compensation Committee. Awards generally vest in three to five equal annual installments commencing on the first anniversary date of the award, provided the recipient is still an employee of Carver or Carver Federal on such date. Awards will become 100% vested upon termination of service due to death or disability or upon a change of control. On November 9, 2004, the Compensation Committee approved management's recommendation to use a five-year performance-accelerated vesting schedule with return on assets as the performance measure. Ten percent of the awarded shares vest in each of the first four years and the remainder in the fifth year. The vesting period can be accelerated in years three and four if the Bank meets or exceeds the three-year average ROA for its peer group. Shares awarded on or after June 9, 2005 vest under the new vesting schedule. When shares become vested and are distributed, the recipients will receive an amount equal to any accrued dividends with respect thereto.

         INCENTIVE COMPENSATION PLAN. The Incentive Compensation Plan ("ICP") provides for grants of cash bonuses, restricted stock and stock options to employees selected by the Compensation Committee. The amounts of such awards are automatic and non-discretionary based upon a formula determined by Carver's performance in comparison to a peer group of thrifts. Awards of restricted stock and stock options generally vest in five equal annual installments commencing on the first anniversary date of the award, provided the recipient is still an employee of Carver or Carver Federal on such date. Awards will become 100% vested upon termination of service due to death or disability or upon a change of control. When shares become vested and are distributed, the recipients will receive an amount equal to any accrued dividends with respect thereto.

         OPTION PLAN. The Option Plan provides for automatic option grants to certain employees as of date that the Option Plan became effective (June 1995). In addition, the Option Plan provides for additional discretionary option grants to those employees selected by the committee established to administer the Option Plan, currently the Compensation Committee, with an exercise price equal to the fair market value of a share of Common Stock on the date of the grant. Options granted under the Option Plan generally vest in three to five equal annual installments commencing on the first anniversary of the date of the grant, provided the recipient is still an employee of Carver or Carver Federal on such date. On November 9, 2004, the Compensation Committee approved management's recommendation to use a five-year performance-accelerated vesting schedule with return on assets as the performance measure. Ten percent of the option grants vest in each of the first four years and the remainder in the fifth year. The vesting period can be accelerated in years three and four if the Bank meets or exceeds the three-year average return on assets for its peer group. Options granted on or after June 9, 2005 vest under the new vesting schedule. Upon death, disability or a change of control, all options previously granted automatically become exercisable.

         The following table provides certain information with respect to the options and SARs granted to Named Executive Officers during fiscal 2005.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         INDIVIDUAL GRANTS
                   -------------------------------
                     NUMBER OF       PERCENT OF                                           POTENTIAL REALIZABLE VALUE
                    SECURITIES          TOTAL                                             AT ASSUMED ANNUAL RATES OF
                    UNDERLYING        OPTIONS/                                             STOCK PRICE APPRECIATION
                    OPTION/SARS     SARS GRANTED        EXERCISE OF                              FOR OPTION TERM
                      GRANTED       TO EMPLOYEES         BASE PRICE                     --------------------------------
      NAME             (#)(1)       IN FISCAL YEAR         ($/SH)      EXPIRATION DATE        5% ($)          10% ($)
-----------------  ---------------  ---------------   ---------------  ---------------  ---------------  ---------------
Deborah C. Wright           15,000            38.12%  $         19.63          6/24/14  $       185,178  $       469,277
William Gray                 3,500             8.90%  $         19.63          6/24/14           43,208          109,498
James Bason                  1,250             3.18%  $         19.63          6/24/14           15,432           39,106
Linda J. Dunn                1,250             3.18%  $         19.63          6/24/14           15,432           39,106
Margaret Peterson            1,250             3.18%  $         19.63          6/24/14           15,432           39,106

---------------------------

(1) Option awards become exercisable in three equal annual installments commencing as of the first anniversary of the date of grant and on each of the next two anniversary dates thereof, provided the employee remains in employment as of the applicable anniversary date. None of the options were granted in tandem with any stock appreciation rights. Options were granted on June 9, 2005 to Ms. Wright, Mr. Gray, Mr. Bason, Ms. Dunn and Ms. Peterson for fiscal 2005. The table does not include any grants of stock options made after the end of the fiscal year ended March 31, 2005 even if grants were made for such fiscal year.

         The following table provides certain information with respect to the number of shares of Common Stock acquired through the exercise of, or represented by, outstanding stock options held by the Named Executive Officers on March 31, 2005. Also reported is the value for any "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of Common Stock which was $18.70 per share.

                        FISCAL YEAR END OPTION/SAR VALUES

                                                                            NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED          IN-THE-MONEY
                                     SHARES                VALUE           OPTIONS/SARS AT FISCAL     OPTIONS/SARS AT FISCAL
                                   ACQUIRED ON          REALIZED ON               YEAR-END                   YEAR-END
                                    EXERCISE             EXERCISE                   (#)                        $ (1)
            NAME                       (#)                  ($)          EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----                       ---                  ---          -------------------------   -------------------------
Deborah C. Wright                       -                    -               116,666/38,334            1,043,115/96,935
William Gray                            -                    -                  6,326/5,585                48,884/5,432
James Bason                             -                    -                  1,800/2,150                11,322/5,661
Linda J. Dunn                           -                    -                  5,903/2,806                50,643/6,828
Margaret Peterson                       -                    -                  8,180/2,912                70,085/7,721

------------------------------
(1) The value of "in-the-money" options represents the difference between the fair market value of the Common Stock of $18.70 per share, based on the closing price reported by the American Stock Exchange as of March 31, 2005, and the applicable exercise price per share of the options.

         ==============================================================
                                  PROPOSAL TWO

          RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

         ==============================================================


GENERAL

         The Finance and Audit Committee of the Board of Directors of Carver has appointed the firm of KPMG LLP as the independent registered public accounting firm for Carver for the fiscal year ending March 31, 2006 and the Board of Directors has determined that it would be desirable to request that stockholders ratify such appointment. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders opinions, which the Finance and Audit Committee will take into consideration in future deliberations. Stockholder approval is not required for the appointment of KPMG LLP since the Finance and Audit Committee of the Board of Directors has direct responsibility for selecting a registered public accounting firm.

REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

         KPMG's fees billed for fiscal 2005 and the fiscal year ended March 31, 2004 were as follows:

              $ IN THOUSANDS                       2005                2004
---------------------------------------------------------------------------
Audit fees (a)                                   $285.5              $225.0
Audit-related fees (b)                                -                 3.5
Tax fees (c)                                       71.0                67.5
All other fees (d)                                    -                10.0
                                            -----------          ----------
Total                                            $356.5              $306.0
-----------------------

(a) Fees billed for services associated with the annual audit, reviews of the Company's quarterly reports on Form 10-Q, review activities related to internal control reporting and accounting consultations.

(b) Fees billed for the fiscal year ended March 31, 2004 were for employee benefit plan audits. (c) Fees billed for professional tax services and the preparation of income tax returns. (d) In the fiscal year ended March 31, 2004, fees related to abandoned property filings for the State of New York.


PRE-APPROVAL POLICY FOR SERVICES BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

         During fiscal 2005, the Finance and Audit Committee of Carver's Board of Directors preapproved the engagement of KPMG LLP to provide non-audit services and considered whether, and determined that, the provision of such other services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

         In June 2004 the Finance and Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by KPMG LLP consistent with applicable SEC rules. Under the policy, prior to the engagement of the independent registered public accounting firm for the next year's audit, management submits an aggregate of services expected to be rendered during that year for each of the four categories of services described above to the Finance and Audit Committee for approval. Prior to engagement, the Finance and Audit Committee pre-approves these services by category of service. The fees are budgeted and the Finance and Audit Committee will receive periodic reports from management on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the pre-approval. In those instances, the Finance and Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

         The Finance and Audit Committee has delegated pre-approval authority, subject to certain limits, to the chairman of the committee. The chairman is required to report, for informational purposes, any pre-approval decisions to the Finance and Audit Committee at its next regularly scheduled meeting.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         THIS REPORT IS FURNISHED BY THE CARVER FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AS REQUIRED BY THE RULES OF THE SEC UNDER THE EXCHANGE ACT. THE REPORT OF THE FINANCE AND AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT CARVER SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

         On May 31, 2005 the Board of Directors adopted an amended written charter that sets forth the Finance and Audit Committee's duties and responsibilities and reflects applicable American Stock Exchange rules and SEC regulations.

         All members of the Finance and Audit Committee have been determined to be independent as defined in the American Stock Exchange's listing standards. The Board of Directors has determined that Edward B. Ruggiero qualifies as an "audit committee financial expert." The Finance and Audit Committee received the required written disclosures and letter from KPMG LLP, Carver's independent accountants, required by Independence Standards Board Standard No. 1, as amended or supplemented, and has discussed with KPMG LLP its independence. The Finance and Audit Committee reviewed and discussed with the Company's management and KPMG LLP the audited financial statements of the Company contained in the Company's fiscal 2005 annual report on Form 10-K. The Finance and Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to the Codified Statements on Auditing Standards (SAS 61), as amended or supplemented.

         Throughout the year, the Finance and Audit Committee had full access to management and the independent registered public accounting firm and internal auditors for the Company. The Finance and Audit Committee consulted with advisors regarding the Sarbanes-Oxley Act of 2002, the American Stock Exchange's corporate governance listing standards and the corporate governance environment in general and considered any additional requirements of the Finance and Audit Committee as well as additional procedures or matters the Finance and Audit Committee should consider. During fiscal 2005, the Finance and Audit Committee approved the retention of the Company's independent accounting firm, KPMG LLP, and received the Board's ratification of this decision. The Finance and Audit Committee acts only in an oversight capacity and necessarily relies on the assurances and work of the Company's management and independent registered public accounting firm who expressed an opinion on the Company's annual financial statements.

         Based on its review and discussions described in the immediately preceding paragraph, the Finance and Audit Committee recommended to the Board of Directors that the audited financial statements included in the Company's fiscal 2005 annual report on Form 10-K be included in that report.

                            FINANCE AND AUDIT COMMITTEE OF CARVER BANCORP, INC. David L. Hinds (Chairman)
                            Carol Baldwin Moody
                            Edward B. Ruggiero
                            Pazel G. Jackson, Jr.


     ----------------------------------------------------------------------
                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     THE RATIFICATION OF THE APPOINTMENT OF
      KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CARVER.

              PLEASE MARK YOUR VOTES ON THE ENCLOSED PROXY CARD AND
               RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE
                        OR VOTE BY INTERNET OR TELEPHONE.
     ----------------------------------------------------------------------


                      ===================================
                             ADDITIONAL INFORMATION
                      ===================================

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         In accordance with SEC rules and Carver's Bylaws, any stockholder wishing to have a proposal considered for inclusion in Carver's proxy statement and proxy card relating to the annual meeting of stockholders for the fiscal year ending March 31, 2006 must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of Carver either: (1) on or before [April 13, 2006], if Carver's next annual meeting of stockholders is within 30 days of the anniversary date of the Annual Meeting; or
(2) a reasonable time before Carver begins to print and mail its proxy materials, if the date of next fiscal year's annual meeting is changed by more than 30 days from the date of the Annual Meeting.

NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

         The Bylaws of Carver provide an advance notice procedure for a stockholder to properly bring business before an annual meeting or to nominate any person for election to Carver's Board of Directors. The stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary of Carver. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting, if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous fiscal year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous fiscal year's annual meeting; and (2) with respect to an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Notice shall be deemed to be first given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by Carver with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A stockholder's notice to the Secretary of Carver shall set forth such information as required by the Bylaws of Carver. Nothing in this paragraph shall be deemed to require Carver to include in its proxy statement and proxy card relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "Date for Submission of Stockholder Proposals."

OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors does not know of any other matters to be brought before the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by all properly executed proxies on such matters using their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

         A copy of the Annual Report to Stockholders for the fiscal year ended March 31, 2005 ("2005 Annual Report"), containing financial statements as of March 31, 2005 and March 31, 2004 and for each of the years in the three-year period ended March 31, 2005 prepared in conformity with generally accepted accounting principles, accompanies this proxy statement. The consolidated financial statements have been audited by KPMG LLP whose report thereon is included in the 2005 Annual Report.

         The 2005 Annual Report includes a copy of Carver's annual report on Form 10-K for fiscal 2005 filed with the SEC. Stockholders may obtain, free of charge, a copy of such annual report (excluding exhibits) by writing to Evan Jalazo, Vice President and Controller, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027, or by telephoning (212) 876-4747. The annual report on Form 10-K for fiscal 2005 is also available on Carver's website at www.carverbank.com and on the SEC website at www.sec.gov.

                                    By Order of the Board of Directors,


                                    /s/ Roy Swan
                                    ------------
                                    Roy Swan
                                    Senior Vice President and Secretary


New York, New York, August 11, 2005


        TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING,
             PLEASE SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING
               PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                  USE INTERNET OR TELEPHONE VOTING AS DESCRIBED
                             IN THE PROXY STATEMENT.

                           CARVER FEDERAL SAVINGS BANK



                                                                 August 11, 2005

Dear Plan Account Holder:

         The Carver Federal Savings Bank ("Bank") 401(k) Savings Plan in RSI Retirement Trust ("401(k) Plan") has a related trust ("Employer Stock Fund Trust") which holds common stock ("Common Stock") of Carver Bancorp, Inc. ("Company"). Great Bank Trust Company, as the trustee of the 401(k) Plan Employer Stock Fund Trust ("Employer Stock Fund Trustee"), is therefore a shareholder of the Company and may vote on matters presented for shareholder action at the Company's Annual Meeting of Stockholders scheduled to be held on September 13, 2005 ("Annual Meeting").

         The Employer Stock Fund Trust provides that in casting its votes at the Annual Meeting, the Employer Stock Fund Trustee is to follow directions given by the 401(k) Plan Committee ("Committee"). The committee in turn follows instructions provided by participants, former participants and beneficiaries of deceased former participants ("Participants") with respect to the Common Stock attributable to their accounts in the Employer Stock Fund as of July 26, 2005.

         The records for the 401(k) Plan indicate that you are among the Participants who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction ("Voting Instruction") and returning it in the envelope provided to IVS Associates, Inc. ("IVS"). The Voting Instruction lets you give instructions for each matter expected to be presented for shareholder action at the Annual Meeting. The Committee expects IVS to tabulate the instructions given on a confidential basis and to provide the Committee with only the final results of the tabulation. The final results will be used by the Committee in directing the Employer Stock Fund Trustee.

         The voting of the Common Stock held by the 401(k) Plan Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Committee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and directing the Employer Stock Fund Trustee. The remainder of this letter describes the voting procedures which the Committee expects to follow for the Annual Meeting.

         How your voting instruction counts depends on whether it was anticipated that the matter being voted upon would be presented for shareholder action at the Annual Meeting; whether you had an interest in the Employer Stock Fund Trust on the proper date; and how large your interest was, as follows:

ANTICIPATED PROPOSALS

         In general, the Employer Stock Fund Trustee will vote the number of shares of Common Stock (if any) held by the Employer Stock Fund Trust and attributable as of July 26, 2005 to your individual account under the 401(k) Plan according to the instructions specified on the Voting Instruction. In general, if you do not file the Voting Instruction by September 3, 2005, the number of shares attributable to your account will be voted FOR or AGAINST each proposal identified on the Voting Instruction in the same proportions as instructions to cast votes FOR or AGAINST such proposal are given with respect to shares attributable to the accounts of Participants who do file Voting Instructions. In addition, if you do not file the Voting Instruction by September 3, 2005, or if you ABSTAIN as to a proposal, your instructions will not count in voting any Common Stock attributable to Participants' accounts for which no voting instructions have been received. Each individual's instructions for such purposes are weighted according to the number of shares of Common Stock attributable to all individuals' accounts for which instructions to vote FOR or AGAINST have been received. Notwithstanding the foregoing, the Committee may be required to instruct the Employer Stock Fund Trustee to vote the Common Stock for which no instructions have been received in a different manner, if it determines such a vote to be in the best interests of Participants, in accordance with the legal requirements of ERISA.

UNANTICIPATED PROPOSALS

         It is possible, although very unlikely, that proposals other than those specified on the Voting Instruction will be presented for shareholder action at the Annual Meeting. If this should happen, the Employer Stock Fund Trustee will be instructed to vote upon such matters in its discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

         Your interest in the Employer Stock Fund Trust offers you the opportunity to participate, as do the Company's shareholders, in decisions that affect the future of the Company and the Bank, and we encourage you to take advantage of it. To help you decide how to complete the Voting Instruction, enclosed is a copy of the Proxy Statement and Annual Report that is being furnished to all holders of Common Stock in connection with the Annual Meeting. Please complete, sign and return your Voting Instruction today. Your instructions are important regardless of the size of your interest in the Common Stock held by the 401(k) Plan.

         If you have questions regarding the terms of the 401(k) Plan or the Voting Instruction, please call the Human Resources Department of the Bank at
(212) 876-4747.

                                        Sincerely,



                                        401(k) PLAN COMMITTEE OF
                                        CARVER FEDERAL SAVINGS BANK


Enclosures

                              CARVER BANCORP, INC.

                         CONFIDENTIAL VOTING INSTRUCTION

         This Instruction is solicited by the 401(k) Plan Committee of Carver Bancorp, Inc. as named fiduciary for the Carver Federal Savings Bank 401(k) Savings Plan in RSI Retirement Trust ("401(k) Plan") for the Annual Meeting of Stockholders of Carver Bancorp, Inc. to be held on September 13, 2005.

         The undersigned participant, former participant or beneficiary of a deceased former participant in the 401(k) Plan (the "Instructor") hereby provides the voting instructions hereinafter specified to Great Bank Trust Company, as the trustee of the 401(k) Plan Employer Stock Fund Trust ("401(k) Plan Trustee"), which instructions will be taken into account by the 401(k) Plan Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the "Shares") of Carver Bancorp, Inc. ("Carver") which are held "by the 401(k) Plan Trustee, in its capacity as 401(k) Plan Trustee, as of July 26, 2005 (the "Record Date") at the September 13, 2005 Meeting of Stockholders of Carver (the "Annual Meeting") to be held at The Studio Museum of Harlem, 144 West 125th Street, New York, New York at 10:00 a.m., or at any adjournment or postponement thereof. As to the proposals listed below, which are more particularly described in the Proxy Statement dated August 11, 2005, the 401(k) Plan Trustee will vote the common stock of Carver Bancorp, Inc. held by the 40l(k) Plan Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Committee dated August 11, 2005. As to other matters which may properly come before the Annual Meeting, the 401(k) Plan Trustee will vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

         The instruction set forth below will be taken into account as described above in directing the 401(k) Plan Trustee how to vote the Shares of Carver held by it as of the Record Date, in its capacity as Trustee, provided this instruction is filed with IVS Associates, Inc. by September 3, 2005.

         PLEASE, MARK YOUR INSTRUCTIONS ON THIS VOTING INSTRUCTION, SIGN AND DATE IT AND RETURN IT IN THE ENCLOSED ENVELOPE.,

         IF THIS VOTING INSTRUCTION IS SIGNED BUT NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

                                          _________________________________
                                          Participant

--------------------------------------------------------------------------------
           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.
--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

1. Election for Directors to a Three Year Term.

         Nominees: Carol Baldwin Moody, Edward B. Ruggiero, and Strauss Zelnick.

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED.

         FOR all Nominees          [_]      WITHHOLD for all    [_]
                                            nominees

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2006

         FOR  [_]    AGAINST  [_]

         If any other matters properly come before the Annual Meeting including, among other things, a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise, the 401(k) Trustee will vote on such matters in such a manner as shall be determined by a majority of the Board of Directors. As of the date of the Proxy Statement for the Annual Meeting, management of the Company is not aware of any such other such business.

         The undersigned hereby instructs the 401(k) Plan Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated August 11, 2005, a Notice of Annual Meeting of Stockholders of Carver Bancorp., Inc., a Proxy Statement for the Annual Meeting, and an Annual Report for the fiscal year ended March 31, 2005.


                                    --------------------------------------------
                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Title
                                    Dated: ___________________, 2005

         Please date and sign exactly as your name appears on this instruction and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian or otherwise, please so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

         * For purposes of directing the voting of Shares for which no instructions are received, abstentions will be disregarded.

                              CARVER BANCORP, INC.

                                                                 August 11, 2005


Dear Plan Account Holder:

         The Carver Bancorp, Inc. ("Company") Employee Stock Ownership Plan ("ESOP") has a related trust ("ESOP Trust") which holds common stock ("Common Stock") of the Company. GreatBanc Trust Company, as the trustee of the ESOP Trust ("ESOP Trustee"), is therefore a shareholder of the Company and may vote on matters presented for shareholder action at the Company's Annual Meeting of Stockholders scheduled to be held on September 13, 2005 ("Annual Meeting"). The ESOP Trust provides that in casting votes at the Annual Meeting, the ESOP Trustee is to follow the instructions given by participants, former participants and beneficiaries of deceased former participants (collectively, "Participants") with respect to the Common Stock allocated to their accounts in the ESOP as of July 26, 2005.

         The records for the ESOP indicate that you are among the Participants who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction ("Voting Instruction") and returning it in the envelope provided to IVS Associates, Inc. ("IVS"). The Voting Instruction lets you give instructions for each matter expected to be presented for shareholder action at the Annual Meeting. The ESOP Trustee expects IVS to tabulate the instructions given on a confidential basis and to provide the ESOP Trustee with only the final results of the tabulation. The voting of the Common Stock held by the ESOP Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The ESOP Trustee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and voting the Common Stock allocated to Participants' accounts. The remainder of this letter describes the voting procedures with the Employee Stock Ownership Plan Committee ("Committee") expects to follow for the Annual Meeting.

         How your voting instructions count depends on whether it was anticipated that the matter being voted upon would be presented for shareholder action at the Annual Meeting; whether you had an interest in the ESOP Trust on the proper date; and how large your interest was, as follows:

ANTICIPATED PROPOSALS

         (a) ALLOCATED COMMON STOCK. In general, the ESOP Trustee will vote the number of shares of Common Stock, if any, held by the ESOP Trust and allocated as of July 26, 2005 to your individual account under the ESOP according to the instructions specified on the Voting Instruction. In general, if you do not file the Voting Instruction by September 3, 2005, the ESOP Trustee will vote the number of shares allocated to your account FOR or AGAINST each proposal identified on the Voting Instruction in the same proportions as instructions to cast votes FOR or AGAINST such proposal are given with respect to shares allocated to the accounts of Participants who do file Voting Instructions.

         (b) UNALLOCATED COMMON STOCK. The ESOP Trust holds certain shares of Common Stock that are not allocated to any individual's account. In general, the ESOP Trustee will vote the Common Stock not allocated to any individual's account by casting votes FOR or AGAINST each proposal identified on the Voting Instruction, in the same proportions as instructions to cast votes FOR or AGAINST such proposal are given with respect to allocated Common Stock.

         If you do not file the Voting Instruction by September 3, 2005, or if you ABSTAIN as to a proposal, your instructions will not count in voting any allocated Common Stock for which no voting instructions have been received from Participants or the unallocated Common Stock. Each individual's instructions for such purposes are weighted according to the number of shares of Common Stock allocated to all individuals' accounts for which instructions to vote FOR or AGAINST have been received. However, the ESOP Trustee may be required to vote the allocated Common Stock for which no instructions have been received and the unallocated Common Stock held by the ESOP Trust in a different manner, if it determines such a vote to be in the best interests of Participants, in accordance with the legal requirements of ERISA.

UNANTICIPATED PROPOSALS

         It is possible, although very unlikely, that proposals other than those specified on the Voting Instruction will be presented for shareholder action at the Annual Meeting. If this should happen, the ESOP Trustees will vote upon such matters in their discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by them.

         Your interest in the ESOP Trust offers you the opportunity to participate, as do the Company shareholders, in decisions that affect the future of the Company and Carver Federal Savings Bank ("Bank") and we encourage you to take advantage of it. To help you decide how to complete the Voting Instruction, enclosed is a copy of the Proxy Statement and Annual Report that is being furnished to all holders of Common Stock in connection with the Annual Meeting. Please complete, sign and return your Voting Instruction today. Your instructions are important regardless of the size of your interest in the ESOP Trust.

         If you have questions regarding the terms of the ESOP or the Voting Instruction, please call the Human Resources Department of the Bank at (212) 876-4747.

                                      Sincerely,



                                      CARVER BANCORP, INC. EMPLOYEE
                                      STOCK OWNERSHIP PLAN COMMITTEE


Enclosures

                         CONFIDENTIAL VOTING INSTRUCTION

         This Confidential Voting Instruction is solicited by the Employee Stock Ownership Plan Committee of Carver Bancorp, Inc. as named fiduciary for the Carver Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") for the Annual Meeting of Stockholders of Carver Bancorp, Inc. to be held on September 13, 2005.

         The undersigned participant, former participant or beneficiary of a deceased former participant in the ESOP (the "Instructor") hereby provides the voting instructions hereinafter specified to GreatBanc Trust Company, as the successor trustee of the ESOP ("ESOP Trustee"), which instructions will be taken into account by the ESOP Trustee in voting in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the "Shares") of Carver Bancorp, Inc. ("Carver") which are held by the ESOP Trustee, in its capacity as ESOP Trustee, as of July 26, 2005 (the "Record Date") at the September 13, 2005 Meeting of Stockholders of Carver (the "Annual Meeting") to be held at The Studio Museum in Harlem, 144 West 125th Street, New York, New York at 10:00 a.m. or at any adjournment or postponement thereof.

         As to the proposals listed below, which are more particularly described in the Proxy Statement dated August 13, 2005, the ESOP Trustee will vote the common stock of Carver Bancorp, Inc. held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Committee dated August 13, 2005.

         As to other matters which may properly come before the Annual Meeting, the ESOP Trustee will vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

         The instruction set forth below will be taken into account as described above in directing the ESOP Trustee how to vote the Shares of Carver held by it as of the Record Date, in its capacity as Trustee, provided this instruction is filed with IVS Associates, Inc. by September 3, 2005.

         PLEASE MARK YOUR INSTRUCTIONS ON THIS VOTING INSTRUCTION, SIGN AND DATE AND RETURN IT IN THE ENCLOSED ENVELOPE.

         IF THIS VOTING INSTRUCTION IS SIGNED BY NO DIRECTION IS GIVEN, SUCH SHARES WILL HE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.


                                            -----------------------------
                                                   Participant

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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.
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


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

1. Election for Directors to a Three Year Term.

         Nominees:  Carol Baldwin Moody, Edward B. Ruggiero, and Strauss Zelnick

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED.

         FOR all Nominees     [_]           WITHHOLD for all   [_]
                                            nominees

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending March 31, 2006

          FOR  [_]  AGAINST  [_]

                  If any other matters properly come before the Annual Meeting including, among other things, a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise, the ESOP Trustee will vote on such matters in such a manner as shall be determined by a majority of the Board of Directors. As of the date of the Proxy Statement for the Annual Meeting, management of the Company is not aware of any such other such business.

                  The undersigned hereby instructs the ESOP Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated August 11, 2005, a Notice of Annual Meeting of Stockholders of Carver Bancorp., Inc., a Proxy Statement for the Annual Meeting, and an Annual Report for the fiscal year ended March 31, 2005.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Title

                                        Dated: ___________________, 2005

         Please date and sign exactly as your name appears on this instruction and return in the enclosed envelope. If acting as an attorney, executor, administrator, trustee, guardian or otherwise, please so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each shareholder named should sign.

         * For purposes of directing the voting of Shares for which no instructions are received, abstentions will be disregarded.